UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2009
RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.
(Exact name of registrant as specified in its charter)

Delaware Delaware Arizona	001-33485 333-144625-01 333-144625	22-1669012 41-2218971 86-0933835

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 905-3300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 24, 2009, Ripplewood Holdings L.L.C. (“Ripplewood”), a private equity firm holding approximately 34% of the outstanding shares of common stock of RSC Holdings through its investment funds, distributed 26,580,514 shares of common stock of RSC Holdings to Ripplewood’s indirect limited partners (the “Distribution”). RSC Acquisition LLC distributed 13,641,554 of such shares and RSC Acquisition II LLC distributed 12,938,960 of such shares. On August 24, 2009, in connection with the Distribution, certain entities affiliated with Ripplewood and certain entities affiliated with Oak Hill Capital Management, LLC (“Oak Hill”) entered into Amendment No. 1 (“Amendment No. 1”) to that certain Amended and Restated Stockholders Agreement, dated as of May 29, 2007, the (“Stockholders Agreement”). Amendment No. 1:
•	provides that the four director nominees of entities affiliated with Ripplewood will resign from the Board of Directors on August 24, 2009, the effective date of Amendment No. 1;
•
provides that in connection with the resignation of such directors, the authorized size of the Board of Directors will be reduced to eight directors; however prior to the first date on which RSC Holdings ceases to qualify as a “controlled company” as defined under the corporate governance listing standards of the New York Stock Exchange, or a Controlled Company Event, the Board of Directors may be comprised of up to ten directors;

•
governs the composition and election of the Board of Directors prior, and subsequent, to a Controlled Company Event, including the director nominees of entities affiliated with Oak Hill, independent director nominees, and the service of the Chief Executive Officer of RSC Holdings as a member of the Board of Directors;

•	allocates the director nominees of the entities affiliated with Oak Hill to the three classes of the Board of Directors;
•	reduces the number of director nominees of the entities affiliated with Oak Hill if, and when, such entities reduce their ownership of shares of common stock of RSC Holdings;
•	requires the consent of RSC Holdings to further amend the Stockholders Agreement;
•
states that the limited partners of the entities affiliated with Ripplewood who received shares of common stock of RSC Holdings in the Distribution will not be parties to the Stockholders Agreement, as amended, and will not be bound by the terms thereof;

•
provides that the 8,174,816 shares of common stock of RSC Holdings held by entities affiliated with Ripplewood that were not included in the Distribution will be subject to a lock-up agreement for 90 days following the date of the Distribution and any sales of such shares thereafter (even if subsequently distributed to the limited partners of such entities) will be subject to the volume limitations of Rule 144(e)(1) under the Securities Act of 1933, as amended; and

•
provides that when less than 4,000,000 of the shares of common stock of RSC Holdings not included in the Distribution are held by entities affiliated with Ripplewood or their limited partners, then such entities and limited partners will no longer be bound by the terms of the Stockholders Agreement and such shares will no longer be subject to volume limitations of Rule 144(e)(1) under the Securities Act of 1933, as amended.

The foregoing summary is subject to and qualified in its entirety by Amendment No. 1, filed as Exhibit 4.7.1 to this Current Report on Form 8-K and incorporated herein by reference. The Stockholders Agreement is filed as Exhibit 4.7 to our Registration Statement on Form S-1 (File No. 140644) filed with the Securities and Exchange Commission on May 4, 2007.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Directors
On August 24, 2009, in connection with the Distribution and pursuant to Amendment No. 1 the directors nominated by the entities affiliated with Ripplewood, Timothy Collins, Christopher Minnetian, Scott Spielvogel and Donald Wagner, resigned as directors of RSC Holdings Inc. and RSC Equipment Rental, Inc., effective August 24, 2009.

Reduction of the Size of our Board of Directors
In connection with the resignation of the directors nominated by the entities affiliated with Ripplewood pursuant to Amendment No. 1, the Board of Directors of RSC Holdings Inc. has reduced the authorized size of the Board of Directors of RSC Holdings Inc. from twelve to eight members, and the Board of Directors of RSC Equipment Rental, Inc. has reduced the authorized size of the Board of Directors of RSC Equipment Rental, Inc. from twelve to eight members.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.7.1	Amendment No. 1 to Amended and Restated Stockholders Agreement, dated August 24, 2009
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
	By:	/s/ Kevin J. Groman
Dated: August 24, 2009		Kevin J. Groman
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.7.1	Amendment No. 1 to Amended and Restated Stockholders Agreement, dated August 24, 2009